Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Bank of Commerce Holdings, which report appears in the Annual Report on Form 10-K of Bank of Commerce Holdings for the year ended December 31, 2018.

/s/ Moss Adams LLP

Sacramento, California

August 5, 2019